                            TRAMMELL CROW COMPANY
                           RETIREMENT SAVINGS PLAN

       (As amended and restated, generally effective January 1, 1997)

                            TRAMMELL CROW COMPANY
                           RETIREMENT SAVINGS PLAN

          Trammell Crow Company, a Texas corporation, adopts the Trammell Crow Company Retirement Savings Plan (the "Plan") as an amendment and restatement of the Plan, effective as of January 1, 1997, except as otherwise expressly provided. As amended and restated, the Plan is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code section 401(a) and to meet the requirements of Code section 401(k). The Trust Agreement established pursuant to the Plan is an employees' trust intended to constitute a tax-exempt organization under Code section 501(a).

          Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.







                                     (i)

                              TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Article 1  Definitions                                                     1

Article 2  Participation                                                   7

Article 3  Contributions                                                   9

Article 4  Allocations to Participants' Accounts                          13

Article 5  Vesting                                                        15

Article 6  Distributions to Participants                                  17

Article 7  Distributions to Beneficiaries                                 22

Article 8  Provisions Regarding Company Stock
           and Other Securities                                           24

Article 9  Administration of the Plan and Trust
           Agreement                                                      26

Article 10 Limitations on Contributions and
           Allocations to Participants' Accounts                          31

Article 11 Restrictions on Distributions to
           Participants and Beneficiaries                                 41

Article 12 Top-Heavy Provisions                                           43

Article 13 Adoption of Plan by Controlled Group
           Members                                                        48

Article 14 Amendment of the Plan                                          49

Article 15 Termination, Partial Termination and
           Complete Discontinuance of Contributions                       51

Article 16 Miscellaneous                                                  52

Appendix A Participating Employers                                        55


                                     (ii)

                                  ARTICLE 1

                                 DEFINITIONS


          1.1 "ACCOUNT" means the records, including subaccounts, maintained by the Benefits Committee in the manner provided in Article 4 to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the Participant's Deferral Contribution Account, Nonelective Contribution Account and Rollover Account.

          1.2 "BENEFICIARY" means the one or more persons or entities entitled to receive a distribution of a Participant's interest in the Plan in the event of his death as provided in Article 7.

          1.3  "BENEFITS COMMITTEE" means the Committee appointed pursuant to
Section 9.1(a).

          1.4 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

          1.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to "regulations" are to regulations published by the Secretary of the Treasury under applicable provisions of the Code, unless otherwise expressly indicated.

          1.6 "COMPANY" means Trammell Crow Company, a Texas corporation (a subsidiary of Trammell Crow Company, a Delaware corporation).

          1.7 "COMPANY STOCK" means the common stock, par value $0.01 per share, of Trammell Crow Company, a Delaware corporation, which is the parent corporation of the Company.

          1.8 "COMPENSATION" means the wages (within the meaning of Code section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to any Employee by the Participating Employers during the Plan Year, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, income related to stock options or other stock awards, and welfare benefits (such as health benefits and severance pay). In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan that are not includable in income under Code section 402(a)(8) and any contributions made by the Participating Employers on behalf of an Employee to a cafeteria plan that are not includable in income under Code section 125. The annual Compensation of an Employee taken into account for any purpose under the Plan will not exceed $150,000, as adjusted by the Secretary of the Treasury.

          1.9 "CONTROLLED GROUP" means the Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

          1.10 "CONTROLLED GROUP MEMBER" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.

          1.11 "DEFERRAL CONTRIBUTION" means the amount of a Participant's Compensation that he elects to have contributed to the Plan by the Participating Employers rather than paid to him directly in cash.

          1.12 "DEFERRAL CONTRIBUTION ACCOUNT" means the Account established for each Participant, the balance of which is attributable to the Participant's Deferral Contributions, and earnings and losses of the Trust Fund with respect to such contributions.

          1.13 "DISABILITY" OR "DISABLED" means a medically determinable physical or mental impairment or condition which may be expected to result in death or be of long continue duration and which, in the judgment of the Benefits Committee, will permanently render the Participant incapable of performing his usual duties with a Controlled Group Member.

          1.14 "EFFECTIVE DATE" means January 1, 1997, except as otherwise expressly provided.

          1.15 "ELIGIBILITY COMPUTATION PERIOD" means, with respect an Employee's initial eligibility determination, the period of 12 consecutive months beginning on the date an Employee first performs an Hour of Service. If an Employee does not complete 1,000 Hours of Service during the initial 12-month computation period, the Eligibility Computation period will switch to the Plan Year, effective for the first Plan Year beginning after the date the Employee first performed an Hour of Service.

          1.16 "EMPLOYEE" means any person who is: (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, or (ii) a "leased employee" of a Controlled Group Member within the meaning of Code section 414(n)(2) but only for purposes of the requirements of Code section 414(n)(3).

          1.17 "ENTRY DATE" means the first day of the each calendar month during the Plan Year.

          1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.19 "HOUR OF SERVICE" means each hour credited in accordance with the following rules:

               (a) CREDIT FOR SERVICES PERFORMED. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties.

               (b)  CREDIT FOR PERIODS IN WHICH NO SERVICES ARE PERFORMED.
An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); except that (i) no more than 501 Hours of Service will be credited under this subsection (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year), (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, and (iii) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection
(b), an Employee will be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an Employee will not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis).

               (c) CREDIT FOR BACK PAY. An Employee will be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Controlled Group Members; except that an hour will not be credited under both subsection (a) or (b), as the case may be, and this subsection (c), and Hours of Service credited under this subsection (c) with respect to periods described in subsection (b) will be subject to the limitations and provisions under subsection (b).

               (d) CREDIT FOR CERTAIN ABSENCES. If an Employee is absent from work on or after the Effective Date for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a One Year Break in Service under the Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or
(ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (d) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Hours of Service will not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Benefits Committee such timely information as the Benefits Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (d) and the number of days for which there was such an absence.

               (e) MANNER OF COUNTING HOURS. No hour will be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it. With respect to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service will be credited on the basis of 45 Hours of Service weekly for each week in which the Employee would be credited with at least one Hour of Service under this Section. Except as otherwise provided in subsection
(d), Hours of Service will be credited to Eligibility Computation Periods and Plan Years in accordance with the provisions of 29 C.F.R. Section 2530.200b-2, which provisions are incorporated in this Plan by reference.

          (f) AUTHORIZED LEAVE OF ABSENCE. If an Employee is absent from work on or after the Effective Date for any period by reason of an authorized leave of absence, the Employee will be credited with Hours of Service equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence.

          (g) SERVICE WITH PREDECESSORS. The Benefits Committee may, in its sole discretion, grant an Employee or group of Employees credit for service with a predecessor employer or employers for purposes of eligibility to participate and/or vesting under the Plan, provided such Employee or Employees became employed by a Participating Employer in connection with (i) a purchase, merger, consolidation or other business transaction in which a group of employees or a business entity is acquired by a Participating Employer, or (ii) a transfer of employment from an employer that is designated by the Benefits Committee as an affiliated or related employer for such purpose or purposes.

          1.20 "INVESTMENT COMMITTEE" means the Committee appointed pursuant to Section 9.1(b).

          1.21 "MATCHING CONTRIBUTION" means the Participating Employer Matching Contribution made to the Plan on behalf of a Participant pursuant to
Article 3.

          1.22 "MATCHING CONTRIBUTION ACCOUNT" means the Account established for each Participant, the balance of which is attributable to Matching Contributions made pursuant to Article 3, and earnings and losses of the Trust Fund with respect to such contributions.

          1.23 "NONELECTIVE CONTRIBUTION" means the Participating Employer Nonelective Contribution made to the Plan on behalf of a Participant pursuant to Article 3.

          1.24 "NONELECTIVE CONTRIBUTION ACCOUNT" means the Account established for each Participant, the balance of which is attributable to Nonelective Contributions made pursuant to Article 3, and earnings and losses of the Trust Fund with respect to such contributions.

          1.25 "NORMAL RETIREMENT AGE" means the date the Participant attains age 55, or if later, the fifth anniversary of the Participants earliest employment date with a Controlled Group Member.

          1.26 "ONE YEAR BREAK IN SERVICE" means, for purposes of determining vesting, a Plan year in which the Participant fails to complete more than 500 Hours of Service. One Year Breaks in Service are not calculated for purposes of determining eligibility to participate because all periods of service and Hours of Service are taken into account under Article 2.

          1.27 "PARTICIPANT" means an Employee or former Employee who has met the applicable eligibility requirements of Article 2 and who has not yet received a distribution of the entire amount of his vested interest in the Plan.

          1.28 "PARTICIPATING EMPLOYER" means the Company and each other Controlled Group Member set forth on Appendix A and any other Controlled Group Member or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Board of Directors.

          1.29 "PLAN" means the plan set forth herein, as amended from time to time.

          1.30 "PLAN YEAR" means the period with respect to which the records of the Plan are maintained, which will be the 12-month period beginning on January 1 and ending on December 31.

          1.31 "QUALIFIED PLAN" means an employee benefit plan that is qualified under Code section 401(a).

          1.32 "ROLLOVER ACCOUNT" means the Account established for each Participant, the balance of which is attributable to rollover and transfer contributions made pursuant to Article 3, and the earnings and losses of the Trust Fund with respect to such amounts.

          1.33 "TRUST AGREEMENT" means the agreement or agreements executed by the Company and one or more Trustees which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of all or a specified portion of the assets of the Plan and the earnings thereon, as amended from time to time.

          1.34 "TRUST FUND" means the assets of the Plan held by one or more Trustees pursuant to the Trust Agreements.

          1.35 "TRUSTEE" means the one or more individuals or organizations who have entered into a Trust Agreement as Trustee, and any duly appointed successor.

          1.36 "VALUATION DATE" means the date with respect to which the fair market value of the assets comprising the Trust Fund or any portion thereof is determined by the Benefits Committee (or, if the Trust Agreement so provides, by the Trustee). The regular Valuation Date will be each business day during the year with respect to all assets of the Trust Fund other than individual life insurance policies, and will be the last day of each Plan Year with respect to such policies. If the Benefits Committee determines that the fair market value of any asset comprising the Trust Fund has changed substantially since the previous Valuation Date, or if the Benefits Committee determines it to be in the best interests of the Plan and the Participants to value any asset of the Trust Fund at a time other than the regular Valuation date, the Benefits Committee may fix, in a uniform and nondiscriminatory manner, one or more interim Valuation Dates.

          1.37 "YEAR OF SERVICE" means a Plan Year (including Plan Years prior to the Effective Date) in which an Employee completes at least 1,000 Hours of Service, whether or not he has terminated employment prior to the end of the Plan Year. The Benefits Committee may, in its sole discretion, grant an Employee or group of Employees credit for service with a predecessor employer or employers for purposes of eligibility to participate and/or vesting under the Plan, provided such Employee or Employees became employed by a Participating Employer in connection with (i) a purchase, merger, consolidation or other business transaction in which a group of employees or a business entity is acquired by a Participating Employer, or (ii) a transfer of employment from an employer that is designated by the Benefits Committee, in procedures applicable to Employees on a uniform basis, as an affiliated or related employer for such purpose or purposes.

                                  ARTICLE 2

                                PARTICIPATION

          2.1 ELIGIBILITY TO PARTICIPATE. Each Employee who was a Participant in the Plan immediately prior to the Effective Date will be a Participant on the Effective Date. Prior to March 1, 1998, each other Employee will become a Participant on the first Entry Date following the end of the Eligibility Computation Period during which the Employee first completes 1,000 Hours of Service, if he is then employed by a Participating Employer. Effective March 1, 1998, each Employee will become a Participant on the first Entry Date following the 90-day period beginning on the date the Employee first performs an Hour of Service, if he is then employed by a Participating Employer.

          2.2  EXCLUSIONS FROM PARTICIPATION.

               (a) INELIGIBLE EMPLOYEES. An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if (i) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (ii) he is an Employee who is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees;
(iii) he is represented by a bargaining representative but is not covered by a collective bargaining agreement, unless the Company and the bargaining representative agree in writing that the Employee will be eligible to participate in the Plan; (iv) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated as a Participating Employer by the Board; (v) he is a leased employee required to be treated as an Employee under Code section 414(n) or he otherwise performs services for a Participating Employer under an arrangement with an employment agency, leasing organization or other organization, (vi) he is classified by a Participating Employer as an independent contractor whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to employees (regardless of whether he is later determined to have been a common law employee); or (vii) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States.

               (b) EXCLUSION AFTER PARTICIPATION. A Participant who becomes ineligible under subsection (a) may not elect to have Deferral Contributions made or continued to the Plan.

               (c) PARTICIPATION AFTER EXCLUSION. An Employee or Participant who is excluded from active participation is eligible to participate in the Plan and will become a Participant on the first day he is no longer described in subsection (a) and is credited with one or more Hours of Service by a Participating Employer, provided that he has otherwise met the requirements of Section 2.1. This subsection will apply to an Employee who returns from an approved leave of absence or from military leave and who would otherwise be treated as a new Employee under Section 2.3 only if he returns to employment with a Controlled Group Member immediately following the expiration of the leave of absence or, in the case of an Employee on military leave, during the period in which reemployment rights are guaranteed by law.

          2.3 REEMPLOYMENT PROVISIONS. All service and Hours of Service are counted in determining eligibility to participate.

               (a) TERMINATION OF EMPLOYMENT BEFORE PARTICIPATION. If an Employee terminates employment before becoming a Participant and is reemployed by a Controlled Group Member, he will receive credit for his service and Hours of Service completed before his termination of employment and will become a Participant on the later of the date initially determined under Section 2.1 or the date of his reemployment by a Participating Employer.

               (b) TERMINATION OF EMPLOYMENT AFTER PARTICIPATION. A Participant who terminates employment will again become a Participant immediately upon his reemployment by a Participating Employer.

     2.4  VETERANS' REEMPLOYMENT RIGHTS.

          (a) SERVICE CREDIT. An Employee who returns to employment with a Controlled Group member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any One Year Break in Service because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled Group Member, be deemed to be employment with such Controlled Group Member for purposes of the Plan.

          (b) COMPENSATION. An Employee described in subsection (a) above will be treated for Plan purposes as having received compensation from the Controlled Group member during each period of Qualified Military Service equal to (i) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or (ii) if the compensation the Employee would have received during his period of Qualified Military Service is not reasonably certain, the Employee's average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.

          (c) QUALIFIED MILITARY SERVICE. For purposes of the Plan, the term "Qualified Military Service" means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act ("USERRA")), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.

                                   ARTICLE 3

                                 CONTRIBUTIONS


          3.1  PARTICIPANT DEFERRAL CONTRIBUTIONS.

               (a) AMOUNT OF DEFERRAL CONTRIBUTIONS. A Participant may elect, in accordance with procedures established by the Benefits Committee from time to time, to defer from 1% to 15% (in whole percent increments) of his Compensation for each payroll period and to have the amount deferred contributed to the Plan by the Participating Employers as a Deferral Contribution.

               (b) MODIFICATION AND SUSPENSION OF DEFERRAL CONTRIBUTIONS. A Participant may increase or decrease the amount of his Deferral Contributions with respect to a subsequent payroll period at any time, effective as of the following payroll period or as soon thereafter as practicable. A Participant may suspend his Deferral Contributions at any time, effective as of the following payroll period or as soon thereafter as practicable, and a suspension of his Deferral Contributions will not be considered a modification for purposes of this subsection (b). A Participant who suspends his Deferral Contributions may resume Deferral Contributions to the Plan as of any payroll period following the payroll period in which the suspension occurred, effective as of the first payroll period following the election to resume Deferral Contributions, or as soon thereafter as practicable. The Benefits Committee will adopt from time to time procedures for administering the rules contained in this subsection, which will apply in a uniform and nondiscriminatory manner to all Participants.

               (c) NO DEFERRAL CONTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT. Effective July 1, 1997, no Deferral Contributions will be made with respect to any Compensation paid to a Participant after termination of employment, and a Participant's Deferral Contribution election will be discontinued automatically upon termination of employment. Any Deferral Contribution election in effect with respect to a Participant who terminated employment before July 1, 1997 will be discontinued automatically as of July 1, 1997, and no additional Deferral Contributions will be made from Compensation paid to the Participant after such date. For periods prior to July 1, 1997, Deferral Contributions will be discontinued automatically as soon as administratively practicable with respect to Compensation paid to a Participant after termination of employment unless the Participant files a separate election in a manner approved by the Benefits Committee, but in no event will Deferral Contributions be made with respect to a former Participant who has received a distribution of his entire vested interest in the Plan.

               (d) LIMITATIONS ON DEFERRAL CONTRIBUTIONS. The sum of a Participant's Deferral Contributions and his elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts or arrangements of any Controlled Group Member will not exceed $9,500 (as adjusted for cost of living increases in the manner described in Code section 415(d)) for any taxable year of the Participant. A Participant's Deferral Contributions also will be subject to the deferral percentage limitation set forth in Section 10.6. In the event a Participant's Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing $9,500 limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Section 10.6(d)) may, in the discretion of the Benefits Committee, be distributed to the Participant no later than April 15 following the close of such taxable year. The amount of Deferral Contributions distributed pursuant to this Section with respect to a Participant for a Plan Year will be reduced by any excess Deferral Contributions previously distributed to the Participant pursuant to Section 10.6(c) for the same Plan Year.

          3.2  MATCHING CONTRIBUTIONS.

               (a) AMOUNT OF MATCHING CONTRIBUTIONS. Each Participating Employer may make a Matching Contribution for each payroll period during the Plan Year if authorized by its board of directors, but no Participating Employer will be required to make a Matching Contribution for any payroll period or Plan Year. As of the Effective Date, the rate of Matching Contributions will be equal to 50% of each Participant's Deferral Contributions, but only to the extent that the Participant's Deferral Contributions do not exceed 6% of the Participant's Compensation for the payroll period. The rate of Matching Contributions may be changed by the Company effective as of any subsequent payroll period by providing notice of the change at least 30 days before the payroll period when the change will become effective.

               (b) CALCULATION OF MATCHING CONTRIBUTIONS. Matching Contributions initially will be calculated on the basis of Deferral Contributions and Compensation for each payroll period within the Plan Year. As of one or more dates within each Plan Year, the Participating Employers will make an additional matching contribution for a Participant to the extent necessary to cause the Matching Contributions for such Participant for the Plan Year to be equal to the amount required by Section 3.2(a) calculated on the basis of the Participant's Deferral Contributions and Compensation for the entire Plan Year (excluding Compensation earned before the Participant was eligible to participate under Section 2.1).

               (c) ADDITIONAL MATCHING CONTRIBUTIONS. In addition to the Matching Contributions provided for in subsections (a) and (b) above, each Participating Employer may make an additional Matching Contribution for any Plan Year if authorized by its board of directors, but no Participating Employer will be required to make an additional Matching Contribution for any Plan Year.

               (d) QUALIFIED MATCHING CONTRIBUTIONS. The Participating Employer may designate at the time of contribution that a Matching Contribution will be fully vested at all times and will be subject to the distribution limitations of the Plan that apply to Deferral Contributions, in which event the contribution may be treated as a Deferral Contribution for purposes of the deferral percentage limitation set forth in Section 10.6.

               (e) LIMITATION ON MATCHING CONTRIBUTIONS. Matching Contributions will be subject to the contribution percentage limitation set forth in Section 10.7.

          3.3  NONELECTIVE CONTRIBUTIONS.

               (a) CONTRIBUTIONS NOT REQUIRED. Each Participating Employer may make a Nonelective Contribution to the Plan for any Plan Year if authorized by its board of directors, but no Participating Employer will be required to make a contribution for any Plan Year.

               (b) QUALIFIED NONELECTIVE CONTRIBUTIONS. The Participating Employer may designate at the time of making a Nonelective Contribution that the contribution will be fully vested at all times and will be subject to the distribution limitations of the Plan that apply to Deferral Contributions, in which event the contribution may be treated as a Deferral Contribution for purposes of the deferral percentage limitation set forth in Section 10.6.

          3.4 TIME OF PAYMENT. Deferral Contributions will be paid to the Trustee as soon as practicable, but in no event later than 15 days after the end of the calendar month in which such contributions are withheld or would otherwise have been paid to the Participant. Matching Contributions will be paid to the Trustee as soon as practicable after the end of the payroll period to which such Matching Contributions relate, but may be paid more frequently if administratively desirable. Additional Matching Contributions (including the adjustment described in Section 3.2(b)) and Nonelective Contributions may be paid to the Trustee on any date or dates selected by the Participating Employer, but in no event later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its tax year ending with or within the Plan Year.

          3.5  INVESTMENT OF CONTRIBUTIONS.

               (a) PARTICIPANT DIRECTION. Each Participant may direct the Trustee to invest the balance of his Accounts in the investment funds designated by the Investment Committee from time to time in accordance with the provisions of the Trust Agreement. The Investment Committee and/or the Benefits Committee from time to time will establish rules and procedures regarding Participant investment directions, including, without limitation, rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year and the minimum portion of a Participant's Accounts that may be invested in any one investment fund.

               (b) LIFE INSURANCE POLICIES IN ROLLOVER ACCOUNT. A Participant may direct the Trustee of the Trust Fund holding any life insurance policy that was transferred in kind directly from another plan to the Participant's Rollover Account to continue to hold such policy. The Participant may elect, in a manner established by the Benefits Committee, to pay any required premium with respect to such policy from the vested portion of the Participant's Accounts, other than from amounts attributable to Deferral Contributions, qualified Matching Contributions under Section 3.2(d) or qualified Nonelective Contributions under Section 3.3(b), or the earnings thereon.

          3.6 ROLLOVER AND TRANSFER CONTRIBUTIONS. The Benefits Committee, in its sole discretion, may authorize the Trustee to accept (i) any part of the cash or other assets distributed to a Participant from a Qualified Plan or from an individual retirement account or annuity described in Code section 408, or (ii) a direct transfer of assets to the Plan on behalf of a Participant from the trustee or other funding agent of a Qualified Plan. The Participant will make application for the rollover or transfer in writing according to rules and procedures prescribed by the Benefits Committee with the concurrence of the Trustee. Any amounts contributed to the Plan pursuant to this Section will be allocated to the Participant's Rollover Account.

          3.7 CONTRIBUTIONS MADE WITHOUT REGARD TO PROFITS. Contributions to the Plan will be made without regard to the current or accumulated profits of any Participating Employer.

                                   ARTICLE 4

                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


          4.1 ESTABLISHMENT OF ACCOUNTS. The Benefits Committee will establish a Deferral Contribution Account and a Matching Contribution Account for each Participant. The Benefits Committee will also establish a Rollover Account and a Nonelective Contribution Account for applicable Participants. The Benefits Committee may establish one or more subaccounts of a Participant's Accounts if the Benefits Committee determines that subaccounts are necessary or desirable in administering the Plan.

          4.2  ALLOCATION OF CONTRIBUTIONS.

               (a) DEFERRAL CONTRIBUTIONS AND MATCHING CONTRIBUTIONS. Deferral Contributions made by a Participating Employer on behalf of a Participant will be allocated by the Benefits Committee to the Participant's Deferral Contribution Account. Matching Contributions made by a Participating Employer with respect to a payroll period during the Plan Year will be allocated by the Benefits Committee to the Matching Contribution Accounts of Participants who were Participants in the Plan at any time during such payroll period, in the ratio that the Deferral Contributions made on behalf of each such Participant for the month bear to the total Deferral Contributions made on behalf of all such Participants for the month, taking into account for purposes of this ratio only Deferral Contributions that do not exceed 6% of each Participant's Compensation for the month. Any adjustment to Matching Contribution required to be made by Section 3.2(b) with respect to a Participant will also be allocated to the Participant's Matching Contribution Account.

               (b) NONELECTIVE CONTRIBUTIONS. Any Nonelective Contribution made by a Participating Employer with respect to a Plan Year will be allocated by the Benefits Committee to Participants' Accounts in the ratio that the Compensation for the Plan Year of each participant eligible to share in the allocation bears to the total Compensation for the Plan Year of all Participants eligible to share in the allocation. Each Participant who is not excluded from participation on the last day of the Plan Year under
Article 2, who completed at least 1,000 Hours of Service during the Plan Year and who is an Employee on the last day of the Plan Year will be eligible to share in the allocation of any Nonelective Contribution for the Plan Year. Notwithstanding the preceding sentence, the Participating Employers may designate at the time of making a Nonelective Contribution that the Participants eligible to share in the allocation of the contribution will be limited to Participants who are Nonhighly Compensated Employees (as defined in Article 10), or a designated group of Nonhighly Compensated Employees.

          4.3 LIMITATION ON ALLOCATIONS. Article 10 sets forth certain rules under Code sections 401(k), 401(m) and 415 that limit the amount of contributions and forfeitures that may be allocated to a Participant's Accounts for a Plan Year.

          4.4  ALLOCATION OF TRUST FUND INCOME AND LOSS.

               (a) ACCOUNTING RECORDS. The Benefits Committee, through its accounting records, will clearly segregate each Account and subaccount and will maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount. Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.

               (b) METHOD OF ALLOCATION. The share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the Trust Fund attributable to each Account determined by the Benefits Committee as of each Valuation Date in a uniform and nondiscriminatory manner, based upon the ratio that each Account balance as of the previous Valuation Date bears to all Account balances after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate. The share of net income or net loss to be credited to, or deducted from, any subaccount will be an allocable portion of the net income or net loss credited to or deducted from the Account under which the subaccount is established.

          4.5 VALUATION OF TRUST FUND. The fair market value of the total net assets comprising the Trust Fund will be determined as of each Valuation Date by the Benefits Committee (or, if the Trust Agreement so provides, by the Trustee).

          4.6 NO GUARANTEE. The Participating Employers, the Benefits Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.

          4.7 STATEMENT OF ACCOUNTS. The Benefits Committee will furnish each Participant and each Beneficiary of a deceased Participant, at least annually, a statement showing (i) the value of his Accounts at the end of the Plan Year, (ii) the allocations to and distributions from his Accounts during the Plan Year, and (iii) his vested and nonforfeitable interest in his Accounts at the end of the Plan Year. If the Benefits Committee elects to provide statements more frequently than annually, the statements will include the specified information as of the end of the designated portion of the Plan Year. No statement will be provided to a Participant or Beneficiary after the Participant's entire vested and nonforfeitable interest in his Accounts has been distributed.

                                   ARTICLE 5

                                    VESTING


          5.1  DETERMINATION OF VESTED INTEREST.

               (a)  ACCOUNTS WHICH ARE 100% VESTED.  Except as provided in
Section 5.3, the interest of each Participant in his Deferral Contribution Account and his Rollover Account will be 100% vested and nonforfeitable at all times.

               (b) MATCHING AND NONELECTIVE CONTRIBUTIONS. The interest of each Participant in his Matching Contribution Account and Nonelective Contribution Account will become vested and nonforfeitable in accordance with the following schedule (subject to Section 10.6(e) with respect to discriminatory Matching Contributions):

                                        Percent Vested
          Years of Service            and Nonforfeitable
          ----------------            ------------------
          1 but less than 2                   20
          2 but less than 3                   40
          3 but less than 4                   60
          4 but less than 5                   80
          5  or more                         100

               (c) ACCELERATED VESTING. A Participant's interest in his Matching Contribution Account and Nonelective Contribution Account will become 100% vested and nonforfeitable without regard to his Years of Service
(i) on attainment of Normal Retirement Age if he is then an Employee, (ii) upon his death while he is an Employee, (iii) upon his Disability while he is an Employee or (iv) he is part of a group of Participants that the Benefits Committee determines, in its sole discretion, will become 100% vested in connection with a disposition, sale, merger, reorganization or similar transaction which causes such Participants to cease to participate in the Plan.

               (d) QUALIFIED MATCHING AND NONELECTIVE CONTRIBUTIONS. Without regard to a Participant's vested interest in his Matching Contribution Account and Nonelective Contribution Account as a whole, a Participant will have a 100% vested and nonforfeitable interest at all times in any subaccount attributable to Matching Contributions or Nonelective Contributions that were designated as qualified contributions in accordance with Section 3.2(d) or Section 3.3(b).

          5.2 FORFEITURE OF NONVESTED AMOUNTS. A Participant's nonvested interest in his Matching Contribution Account and Nonelective Contribution Account will be forfeited on the earlier of (i) the date of distribution to the Participant of his vested balance attributable to such Accounts in connection with termination of employment, or (ii) the last day of the Plan Year in which the Participant incurs five consecutive One Year Breaks in Service. If the nonvested portion of a Participant's Matching Contribution Account or Nonelective Contribution Account is forfeited on account of a distribution and the Participant again becomes an Employee and re-enrolls in the Plan before he incurs five consecutive One Year Breaks in Service, the forfeited amount will be restored (without adjustment for gain or loss since the date of forfeiture) if he repays to the Plan the full amount of the distribution attributable to Matching Contributions and Nonelective Contributions before the earlier of the date on which the Participant incurs five consecutive One Year Breaks in Service after such distribution or five years after the date on which the Participant again becomes an Employee.

          5.3 UNCLAIMED DISTRIBUTION. If the Benefits Committee cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Benefits Committee in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Benefits Committee or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated from Participating Employer contributions made to the Plan for this purpose.

          5.4  APPLICATION OF FORFEITED AMOUNTS.  The amount of a
Participant's Matching Contribution Account or Nonelective Contribution Account which is forfeited will be applied as soon as practicable after the close of each Plan Year to reduce Participating Employer contributions pursuant to Article 3 or to pay Plan expenses.

          5.5 REEMPLOYMENT PROVISIONS. If a Participant terminates employment and again becomes an Employee, his Years of Service completed before his reemployment will be included in determining his vested and nonforfeitable interest after he again becomes an Employee.

                                  ARTICLE 6

                        DISTRIBUTIONS TO PARTICIPANTS


          6.1  BASIC RULES GOVERNING DISTRIBUTIONS.

               (a)  TIMING OF DISTRIBUTIONS.  Except as set forth in Sections
6.2 and 6.3, distribution of a Participant's vested Account balances will be made as soon as practicable following the Participant's termination of employment, including termination due to Disability. If a loan is outstanding from the Trust Fund to the Participant on the date of a distribution, the amount distributed will be reduced by any security interest in the Participant's Accounts held by the Plan by reason of the loan.

               (b) FORM OF DISTRIBUTIONS. Distributions will be made solely in the form of a single lump sum cash payment, except that any life insurance policy that is held in the Participant's Account at the time of distribution will be distributed in kind.

               (c) PARTICIPANT'S CONSENT TO CERTAIN PAYMENTS. If the amount of a Participant's vested Account balances exceeds $3,500 ($5,000 for Plan Years beginning after December 31, 1997), the Benefits Committee will not distribute the Participant's vested Account balances to him prior to the later of Normal Retirement Age or age 62 unless he consents to the distribution. A distribution may be made less than 30 days after the Participant has been furnished an explanation of his distribution options provided that (i) the Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information, and (ii) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution. The foregoing provision will not apply to any distributions required under Sections 10.6 and 10.7.

          6.2  HARDSHIP DISTRIBUTIONS.

               (a) GENERAL RULE. A Participant who has not terminated employment may request a distribution from his Deferral Contribution Account and Rollover Account in the event of the Participant's hardship. A distribution will be on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant, as defined below, and satisfies all other requirements of this Section.

               (b) DEEMED FINANCIAL NEED. For purposes of this subsection, a distribution is made on account of an immediate and heavy financial need of the Participant only if the distribution is for (i) the payment of medical expenses described in Code section 213(d) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code section 152) or necessary for those persons to obtain medical care described in section 213(d); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; (v) the payment of funeral expenses of a family member; or (vi) the payment of a federal tax levy against the Participant made pursuant to Section 6331 of the Code (or any successor provision), or the payment of an unpaid federal tax assessment.

               (c) RELIANCE ON PARTICIPANT REPRESENTATION. A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if (i) the Participant represents in writing, on forms provided by the Benefits Committee, (A) that the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant (which may include federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), and (B) that the need cannot be relieved through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of Deferral Contributions under the Plan, or by distributions other than hardship distributions or nontaxable (at the time of the loan) loans from plans maintained by any Controlled Group Member or any other entity by which the Participant is employed, or by borrowing from commercial sources on reasonable commercial terms, and (ii) the Benefits Committee does not have actual knowledge contrary to the Participant's representation.

               (d) SOURCE OF HARDSHIP DISTRIBUTIONS. The cumulative amount distributed from a Participant's Deferral Contribution Account on account of hardship will not exceed the balance of the Participant's Deferral Contribution Account as of December 31, 1988, plus the amount of Deferral Contributions made after that date (but not earnings on such contributions).

          6.3  WITHDRAWALS.

               (a) WITHDRAWALS AFTER AGE 59-1/2. A Participant who has attained age 59-1/2 may elect to withdraw up to 100% of the vested balance of his Accounts without regard to whether the Participant has suffered a hardship as described in Section 6.2. A Participant may not make an application for a withdrawal under this subsection more than once in any calendar quarter.

               (b) WITHDRAWALS FROM ROLLOVER ACCOUNT. A Participant may elect to withdraw up to 100% of the vested balance of his Rollover Account. A Participant may not make an application for a withdrawal under this subsection more than once in any calendar quarter.

               (c) DISTRIBUTIONS TO ALTERNATE PAYEES. Distribution to an alternate payee pursuant to a "qualified domestic relations order" within the meaning of Code section 414(p) may be made in an immediate lump sum payment without regard to the age or employment status of the Participant to whom such order relates.

          6.4  DISTRIBUTION PROCEDURES.  Distributions pursuant to Sections
6.2 and 6.3 will be made as soon as practicable following approval of the Participant's request for distribution or withdrawal in accordance with procedures established by the Benefits Committee, and will be made in the form described in Section 6.1(b). No distribution under this Section will be made in an amount that is greater than the excess of the Participant's vested interest in the Accounts from which the distributions are made over the aggregate amount of outstanding loans, plus accrued interest, secured by such Accounts.

          6.5  LOANS TO PARTICIPANTS.

               (a) GENERAL PROVISIONS. A Participant may, subject to the provisions of this Section, borrow from the vested interest in his Accounts. All such loans will be subject to the requirements of this Section and such other rules as the Benefits Committee may from time to time prescribe, including without limitation any rules restricting the purposes for which loans will be approved. The Benefits Committee will have complete discretion as to the procedures for approval of a loan hereunder and as to the terms thereof, provided that its decisions will be made on a uniform and nondiscriminatory basis and in accordance with this Section. Nothing in this Section will require the Benefits Committee to make loans available to Participants.

               (b) TERMS AND CONDITIONS. Loans to Participants will be made according to the following terms and conditions and such additional terms and conditions as the Benefits Committee may from time to time establish: (i) no loan will be for a term of longer than five years, unless the loan is used to acquire a dwelling unit which will within a reasonable time be used as the principal residence of the Participant (provided that the rules prescribed by the Benefits Committee permit principal residence loans); (ii) all loans will become due and payable in full upon termination (by death or otherwise) of the Participant's employment with the Employer and upon the occurrence of such other events as the Benefits Committee may from time to time specify;
(iii) all loans will bear a reasonable rate of interest as determined by the Benefits Committee from time to time; (iv) all loans will be made only upon receipt of adequate security (the security for a loan will be the Participant's interest in the separate investment fund established under subsection (f) for that loan in an amount that does not exceed 50% of the Participant's vested interest under the Plan); (v) payments of principal and interest will be made through payroll deductions sufficient to provide for substantially level amortization of principal and interest with payments not less frequently than quarterly (subject to reasonable rules adopted by the Benefits Committee with respect to authorized leaves of absence) and such payroll deductions will be irrevocably authorized by the Participant in a manner approved by the Benefits Committee; (vi) the amount of any indebtedness (including accrued and unpaid interest) under any loan will be deducted from a Participant's interest in the Trust Fund if and only if such indebtedness or any installment thereof is not paid when due (including amounts due by acceleration), provided that no such deduction will be made until such time as, and only to the extent that, the Participant could otherwise receive a distribution under the Plan; (vii) no more than one outstanding loan will be permitted with respect to a Participant at any time, unless the Benefits Committee adopts a rule that permits more than one outstanding loan at a time (subject to the limitations of subsection (c));
(viii) a Participant may not borrow more than once during any one calendar year, unless the Benefits Committee adopts a rule that permits more frequent borrowing; and (ix) all loans will be evidenced by a loan and security agreement containing such additional terms and conditions as the Benefits Committee determines.

               (c) MAXIMUM AMOUNT OF LOANS. The amount of any loan made pursuant to this Section, when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code section 72(p)(4)) of the Controlled Group, will not exceed the lesser of (i) 50% of the nonforfeitable interest in his Accounts, or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of all other loans from qualified employer plans of the Employer and any controlled group member to the Participant during the 1-year period ending on the date on which such loan was made, over (B) the outstanding balance of all loans from qualified employer plans of the Employer and controlled group to the Participant on the date on which such loan was made.

               (d)  MINIMUM LOAN.  The minimum loan permitted under this
Section is $1,000.00, unless the Benefits Committee adopts a rule setting a lower minimum loan amount. If such minimum amount exceeds the limitations of subsection (c), no loan will be made.

               (e) SOURCE OF LOANS. All loans will be made from the portion of a Participant's vested Account (including earnings) attributable to the following: first, from Matching Contributions, next from Nonelective Contributions, next from Rollover Contributions (including plan to plan transfers), and last from Deferral Contributions. Loans made from a subaccount will be made pro rata from the investment funds within such subaccount unless the Benefits Committee adopts a different ordering rule.

               (f) INVESTMENT OF LOAN PAYMENTS. All loans will be treated as a separate investment fund of the borrowing Participant. All payments with respect to a loan will be credited to the borrowing Participant's loan account and will be invested in accordance with the Participant's investment directions in effect under the Plan, or if none, as directed by the Benefits Committee.

          6.6 REEMPLOYMENT OF PARTICIPANT. If a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balances, no distribution from the Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his prior termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

          6.7 VALUATION OF ACCOUNTS. A Participant's distributable Account balances will be valued as of the latest Valuation Date prior to distribution of the Accounts.

          6.8 RESTRICTIONS ON DISTRIBUTIONS. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants, to which all distributions under this Article 6 are subject.

          6.9  DIRECT ROLLOVERS.

               (a) DIRECT ROLLOVER OPTION. Notwithstanding any other provision of the Plan, a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Benefits Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee.

               (b) DEFINED TERMS. (i) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include
(A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (B) any distribution to the extent such distribution is required by Code section 401(a)(9), and (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (ii) An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that is a Defined Contribution Plan within the meaning of Section 10.2(l), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (iii) A Distributee includes a Participant, the Participant's spouse, or a Participant's former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

                                   ARTICLE 7

                         DISTRIBUTIONS TO BENEFICIARIES


          7.1 DESIGNATION OF BENEFICIARY. Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his vested Account balances upon his death. The designation will be made on forms prescribed by the Benefits Committee and will be effective upon receipt by the Benefits Committee. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Benefits Committee, but the revised designation or revocation will be effective only upon receipt by the Benefits Committee.

          7.2 CONSENT OF SPOUSE REQUIRED. A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation by means of a written instrument that is signed by the spouse, identifies the specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) elected, contains an acknowledgment by the spouse of the effect of the consent, and is witnessed by a member of the Benefits Committee (other than the Participant) or by a notary public. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented under this Section will be effective only if it states that it may not be changed by the Participant, other than to designate the spouse as the Beneficiary, without spousal consent, unless the spouse's prior consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse, in which case the prior consent will be effective as to subsequent changes only if it acknowledges that the spouse has the right to limit consent to a specific Beneficiary, and states that the spouse voluntarily elects to relinquish such right.

          7.3 FAILURE TO DESIGNATE BENEFICIARY. In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant's vested Account balances upon his death will be made (i) to the Participant's spouse, if living, (ii) if his spouse is not then living, to his then living children in equal shares (including the issue of any deceased children by right of representation),
(iii) if neither his spouse nor any of his issue are then living, to his estate.

          7.4 DISTRIBUTIONS TO BENEFICIARIES. Distribution of a Participant's vested Account balances to the Participant's Beneficiary will be made as soon as practicable after the Participant's death. The Participant's vested Account balances will be distributed to the Beneficiary in a single lump sum payment in cash. The Participant's Account balances will be valued as of the latest Valuation Date prior to distribution of the Accounts. If a loan is outstanding from the Trust Fund to the Participant on the date of his death, the amount distributed to his Beneficiary will be reduced by any security interest in the Participant's Accounts held by the Plan by reason of the loan.

          7.5 RESTRICTIONS ON DISTRIBUTIONS. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Beneficiaries, to which distributions under this Article 7 are subject.

                                   ARTICLE 8

            PROVISIONS REGARDING COMPANY STOCK AND OTHER SECURITIES


          8.1  NAMED FIDUCIARIES.

               (a) INVESTMENT COMMITTEE AS NAMED FIDUCIARY. The Investment Committee will be the named fiduciary within the meaning of ERISA section 402(a)(2) for purposes of directing the Trustee with respect to (i) exercising any options, warrants or other rights in connection with shares of Company Stock held in the Trust Fund; and (ii) exercising any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock. The Investment Committee will adopt from time to time whatever procedures it determines to be appropriate in order to exercise its powers and duties under this subsection
(a) and may retain advisors and consultants (including, without limitation, legal counsel and financial advisors) who are independent of the Company, the Board and the Trustee to the extent the Investment Committee determines such independent advice to be necessary or appropriate.

               (b) DELEGATION OF POWERS AND DUTIES. The Investment Committee may, in its discretion, delegate any power or duty allocated to it pursuant to subsection (a) above to another person or entity, who will act as an independent fiduciary and will exercise such power or duty to the same extent as it could have been exercised by the Investment Committee. The persons or entities to which such powers and duties may be delegated will include, without limitation, the Board or any committee of the Board, the Trustee, any other person or entity that meets the requirements of an investment manager under ERISA section 3(38), or any other person or entity that the Investment Committee determines in good faith has the requisite knowledge and experience concerning the matter with respect to which the delegation is made. The Investment Committee may also remove any fiduciary to whom it has delegated any power or duty and exercise such power or duty itself or appoint a successor fiduciary. For purposes of Sections 8.2 and 8.3, the term "Investment Committee" will also mean any fiduciary to which the Investment Committee has delegated any power or duty pursuant to this subsection (b).

               (c) PARTICIPANTS AND BENEFICIARIES AS NAMED FIDUCIARIES. Each Participant and Beneficiary who furnishes instructions to the Trustee on any matter relating to Company Stock held in the Trust Fund in accordance with the provisions of Section 8.2 or Section 8.3 will be a named fiduciary within the meaning of ERISA section 402(a)(2) with respect to such matter.

          8.2 VOTING OF COMPANY STOCK BY PARTICIPANTS AND BENEFICIARIES. Before each annual or special meeting of the Company's shareholders, the Investment Committee will cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his Accounts on the record date of such meeting a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock allocated to his Accounts. Upon receipt of such instructions, the Trustee will vote the shares allocated to such Participant's or Beneficiary's Accounts as instructed. The Trustee will vote allocated shares of Company Stock for which it does not receive timely instructions from Participants or Beneficiaries and any shares of Company Stock that have not been allocated to

Participants' Accounts in the same manner and proportions that it voted the shares for which timely instruction were received. A Participant's or Beneficiary's right to instruct the Trustee with respect to voting shares of Company Stock will not include rights concerning the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock. These matters will be exercised by the Trustee in accordance with the Investment Committee's instructions.

          8.3 TENDER OFFER FOR COMPANY STOCK. In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Investment Committee will advise each Participant and Beneficiary who has shares of Company Stock allocated to his Accounts in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares allocated to his Accounts. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which it has not received timely instructions. The Investment Committee will also advise Participants and Beneficiaries that the terms of the Plan provide that the Trustee will not tender allocated shares for which no instructions are received from Participants and Beneficiaries and will furnish such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Investment Committee may also provide Participants with such other material concerning the tender offer as such Committee in its discretion determines to be appropriate. The number of shares to which a Participant's instructions apply will be the total number of shares allocated to his Accounts as of the latest date for which Participant statements were prepared, or as of any later date for which Account information is available in the normal course of Plan administration. The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Accounts of the Participant or Beneficiary whose stock was tendered and will be invested as directed by the Participant or Beneficiary in investment funds permitted under the Trust Agreement, or if no investment directions are furnished to the Trustee, as directed by the Investment Committee.

          8.4 VOTING AND TENDER DECISIONS FOR OTHER SECURITIES. Voting, tender and similar decisions which are incidental to a Participant's or Beneficiary's ownership interest in any investment fund under the Plan (other than the Company Stock fund) will be exercised by the Trustee only in accordance with instructions received from the Participant or Beneficiary, who are named fiduciaries for such purposes within the meaning of ERISA section 402(a)(2). The Trustee will not exercise any such voting, tender or similar rights for which no instructions are received from the Participant or Beneficiary. The Investment Committee will cause to be sent to each such Participant and Beneficiary any materials provided to the Plan with respect to such voting, tender and similar rights within a reasonable time before such rights must be exercised.

                                  ARTICLE 9

                ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT


          9.1  APPOINTMENT OF THE COMMITTEES.

               (a) BENEFITS COMMITTEE. The Board will appoint a Benefits Committee to administer the Plan in accordance with this Article 9, which will consist of at least three members who will hold office at the pleasure of the Board. The Benefits Committee will be responsible for the overall administration and operation of the Plan and the Trust, except for those matters that are within the responsibility of the Investment Committee. The Benefits Committee will administer the Plan and will have all of the powers necessary to accomplish that purpose, including without limitation the authority and discretion to (i) resolve all questions relating to the eligibility of Employees to become Participants, (ii) determine the amount of benefits payable to Participants or their Beneficiaries, and determine the time and manner in which such benefits are to be paid, (iii) authorize and direct all disbursements by the Trustee from the Trust Fund, (iv) construe and interpret the Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of the Plan and the Trust Agreement and adopt rules for the administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents, (v) engage any administrative, legal, accounting, clerical, or other services it deems appropriate; (vi) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement, (vii) determine the disposition of assets in the Trust Fund in the event the Plan is terminated,
(viii) review the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee, and (ix) resolve all questions of fact relating to any matter for which it has administrative responsibility.

               (b) INVESTMENT COMMITTEE. The Board will appoint an Investment Committee which will consist of at least three members who will hold office at the pleasure of the Board. The Investment Committee will be responsible for the selection of investment funds and investment managers for the Plan and Trust, for monitoring the performance of investment funds and investment managers, and for all other matters directly related to the investment of the assets of the Plan, including the powers set forth in
Article 8 with respect to Company Stock and other securities held in the Trust Fund. The Investment Committee and each Participant will be named fiduciaries for purposes of ERISA with respect to the management and control of the assets of the Plan, but only to the extent that the Investment Committee or Participant exercises any discretionary authority or discretionary control with respect to the management or disposition of assets of the Trust Fund. The Investment Committee will prepare, or cause to be prepared, and will submit to the Board an annual investment performance report with respect to the investment funds maintained in the Plan and such other reports as the Board may from time to time request. In carrying out its responsibilities under the Plan and Trust Agreement, the Investment Committee will have the authority and discretion to (i) establish and implement objectives and policies relating to the investment funds of the Plan; (ii) direct the investment of any portion of the Trust Fund assets that are not under the control of

Participants, the discretionary authority of a Trustee or an investment manager appointed pursuant to a Trust Agreement; (iii) appoint, remove, approve investment guidelines for, approve the fee arrangements of and review the performance of the Plan's investment funds, investment advisors and investment managers; (iv) make recommendations to the Board and the Benefits Committee concerning the adoption of Plan amendments relating to the investment of Plan assets; (v) compile and maintain all records it determines to be necessary, appropriate or convenient; and (vi) resolve all questions of fact relating to any matter for which it has administrative responsibility.

          9.2 ORGANIZATION OF THE COMMITTEES. Each Committee may choose from its members a Chairman and a Secretary. Each Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or desirable. Members of the Committees may be Employees or Participants, but are not required to be. Any member of a Committee may resign by giving notice, in writing, filed with the Board.

          9.3 ACTION OF THE COMMITTEES. Action of each Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee, or the Committee may expressly authorize any other member to take such action. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Board. A member of the Committee who is a Participant may not vote on any question relating specifically to himself unless he is the sole member of the Committee.

          9.4 EXPENSES AND COMPENSATION. The expenses of administering the Plan, including without limitation the expenses of each Committee properly incurred in the performance of its duties under the Plan, will be paid from the Trust Fund, and all such expenses paid by the Participating Employers on behalf of the Plan will be reimbursed from the Trust Fund, unless the Participating Employers in their own discretion elect not to submit such expenses to the Trustee for reimbursement. In addition, (i) all fees charged by the Trustee or any administrator that are directly related to a Participant's loan pursuant to Section 6.5 will be paid from the Accounts of the Participant requesting the loan, and (ii) all fees charged by the Trustee or any administrator that are directly related to maintaining the account of a Participant in a deferred status after the Participant has elected to defer distribution in accordance with Section 6.1(c) will be paid from the Accounts of such Participant. Notwithstanding the foregoing, the members of the Committees will not be compensated by the Plan for their services as Committee members.

          9.5 GENERAL POWERS AND DUTIES OF THE COMMITTEES. Each Committee will have the full power and responsibility to administer the Plan and the Trust Agreement to the extent set forth in Section 8.1. In addition, each Committee will have the powers and duties granted by the terms of the Trust Agreement. Each Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

          9.6 ALLOCATION OF FIDUCIARY RESPONSIBILITY. Each Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party's failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

          9.7 INFORMATION TO BE SUBMITTED TO THE COMMITTEES. To enable the Committees to perform their functions, the Participating Employers will supply full and timely information to each Committee on all matters relating to Employees and Participants as the Committee may require and will maintain such other records required by the Committee to determine the benefits due to Participants or their Beneficiaries under the Plan.

          9.8 NOTICES, STATEMENTS AND REPORTS. The Company will be the "administrator" of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Benefits Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

          9.9  CLAIMS PROCEDURE.

               (a) FILING CLAIM FOR BENEFITS. If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Benefits Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Benefits Committee will indicate to the claimant any additional information which is required.

               (b) NOTIFICATION BY THE COMMITTEE. Each claim will be approved or disapproved by the Benefits Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Benefits Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Benefits Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in subsection (c). If no action is taken by the Benefits Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

               (c) REVIEW PROCEDURE. A claimant may appeal a denial of his claim by requesting a review of the decision by the Benefits Committee or a person designated by such Committee, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within 90 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Benefits Committee or the named fiduciary designated by such Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Benefits Committee or the named fiduciary designated by such Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Benefits Committee or named fiduciary, provided the Benefits Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Benefits Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Benefits Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Benefits Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

          9.10 SERVICE OF PROCESS. The Benefits Committee may from time to time designate an agent of the Plan for the service of legal process. The Benefits Committee will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company and the Trustee will be the agent of the Plan for the service of legal process.

          9.11 CORRECTION OF PARTICIPANTS' ACCOUNTS. If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Benefits Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, a Participating Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Benefits Committee only to the Account of one or more Participants to correct such error or omission.

          9.12 PAYMENT TO MINORS OR PERSONS UNDER LEGAL DISABILITY. If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit will be made only to the guardian of the person or the estate of such minor, provided the guardian acknowledges in writing, in a form acceptable to the Benefits Committee, receipt of the payment on behalf of the minor. If any benefit becomes payable to any other person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction. Any payment made in accordance with the provisions of this Section on behalf of a minor or other person under a legal disability will fully discharge the Plan's obligation to such person.

          9.13 UNIFORM APPLICATION OF RULES AND POLICIES. Each Committee in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

          9.14 FUNDING POLICY. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan.

          9.15 THE TRUST FUND. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Participating Employer will be otherwise liable for benefits payable under the Plan.

                                   ARTICLE 10

                LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS TO
                              PARTICIPANTS' ACCOUNTS


          10.1 PRIORITY OVER OTHER CONTRIBUTION AND ALLOCATION PROVISIONS. The provisions set forth in this Article will supersede any conflicting provisions of Articles 3 and 4.

          10.2 DEFINITIONS USED IN THIS ARTICLE. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

               (a) "ANNUAL ADDITION" means the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Controlled Group Members:

                    (i) the amount of Controlled Group Member contributions with respect to the Limitation Year allocated to the Participant's account;

                    (ii) the amount of any forfeitures for the Limitation Year allocated to the Participant's account;

                    (iii) the amount, if any, carried forward pursuant to
Section 10.4 or a similar provision in another Qualified Plan and allocated to the Participant's account;

                    (iv)  the amount of a Participant's voluntary
nondeductible contributions for the Limitation Year, provided, however, that the Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all of the Participant's nondeductible voluntary contributions as part of the Annual Addition;

                    (v) the amount allocated after March 31, 1984 to an individual medical benefit account (as defined in Code section 415(1)(2)) which is part of a Defined Benefit Plan or an annuity plan; and

                    (vi) the amount derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 4l9A(d)(3)) under a Welfare Benefit Fund. A Participant's Annual Addition will not include any nonvested amounts restored to his account following his reemployment before incurring five consecutive One Year Breaks in Service, and a corrective allocation pursuant to Section 9.12 will be considered an Annual Addition for the Limitation Year to which it relates.

               (b) "AVERAGE CONTRIBUTION PERCENTAGE" means the average of the Contribution Percentages of each Participant in a group of Participants.

               (c) "AVERAGE DEFERRAL PERCENTAGE" means the average of the Deferral Percentages of each Participant in a group of Participants.

               (d) "COMPENSATION" means the wages (as defined in Code section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) paid to an Employee by the Controlled Group Members during the Plan Year, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits (such as health benefits and severance pay). In addition, Compensation includes any contributions made by the Controlled Group Members on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan that are not includable in income under Code section 402(a)(8) and any contributions made by the Controlled Group Members on behalf of an Employee to a cafeteria plan that are not includable in income under Code section 125. The annual Compensation of an Employee taken into account for any purpose under the Plan will not exceed $150,000, as adjusted by the Secretary of the Treasury. For the Plan year in which an Employee becomes a Participant and the Plan Year in which an Employee ceases to be a Participant, Compensation will be determined on the basis of the portion of the Plan Year during which the Employee is a Participant.

               (e) "CONTRIBUTION PERCENTAGE" means the ratio (expressed as a percentage) determined by dividing the Matching Contributions made to the Plan on behalf of a Participant who is eligible to receive Matching Contributions for a Plan Year (but only to the extent such Matching Contributions are not taken into account in determining the Participant's Deferral Percentage for the Plan Year) by the Participant's Compensation for the Plan Year. In addition, all or a portion of a Participant's Deferral Contributions may be treated as Matching Contributions for purposes of determining the Participant's Contribution Percentage, to the extent needed
to satisfy the limitation contained in Section 10.7.   A Participant is
eligible for purposes of determining his Contribution Percentage even though no Matching Contributions are made to the Plan on his behalf because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Sections 10.3 through 10.5 of the Plan.

               (f) "DEFERRAL PERCENTAGE" means the ratio (expressed as a percentage) determined by dividing the Deferral Contributions made to the Plan on behalf of a Participant who is eligible to make Deferral Contributions for all or a portion of a Plan Year (but only to the extent such Deferral Contributions are not taken into account in determining the Participant's Contribution Percentage for the Plan Year) by the Participant's Compensation for the Plan Year. In addition, if the Matching Contributions to the Plan for any Plan Year satisfy the requirements of Code section 401(k)(2)(B) and (C), a Participant's Deferral Percentage will be determined by aggregating the Deferral Contributions and Matching Contributions made to the Plan on his behalf for such Plan Year. A Participant is eligible to make Deferral Contributions for purposes of determining his Deferral Percentage even though he may not make Deferral Contributions because of the suspension of his Deferral Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Sections 10.3 through 10.5 of the Plan. A Deferral Contribution will be taken into account for a Plan Year only if (i) the allocation of such contribution is not contingent on participation in the Plan or the performance of services after the Plan Year, (ii) such contribution is paid to the Trustee within 12 months after the end of the Plan Year, and (iii) such contribution relates to Compensation that either would have been received by the Participant in the Plan Year, or that is attributable to services performed during the Plan Year and that would have been received within two and one-half months after the Plan Year, but for the election to defer.

               (g) "DEFINED BENEFIT DOLLAR LIMITATION" means for any Limitation Year, $90,000 or such amount as determined by the Commissioner of Internal Revenue under Code section 415(d)(1) as of the January 1 falling within such Limitation Year.

               (h) "DEFINED BENEFIT FRACTION" means a fraction, the numerator of which is the Projected Annual Benefit of a Participant under all Defined Benefit Plans maintained by a Controlled Group Member determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) 140% of the Participant's average Includable Compensation that may be taken into account for the Limitation Year under Code section 415(b)(1)(B), or (ii) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year. If the Participant was a participant in a Defined Benefit Plan maintained by a Controlled Group Member in existence on July 1, 1982, or on May 6, 1986, the denominator of the Defined Benefit Fraction will not be less than 125% of the greater of the Participant's accrued Projected Annual Benefit under such plan as of the end of the last Limitation Year beginning before January 1, 1983, or his accrued Projected Annual Benefit of the end of the last Limitation Year beginning January 1, 1987. The preceding sentence applies only if the Defined Benefit Plan satisfied the requirements of Code section 415 as in effect at the end of such Limitation Year.

               (i) "DEFINED BENEFIT PLAN" means a Qualified Plan other than a Defined Contribution Plan.

               (j) "DEFINED CONTRIBUTION DOLLAR LIMITATION" means for any Limitation Year, $30,000 or, if greater, 25% of the Defined Benefit Dollar Limitation for the same Limitation Year. If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year will not exceed the amount determined in the preceding sentences multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

               (k) "DEFINED CONTRIBUTION FRACTION" means a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant's accounts for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which the Participant was an Employee (regardless of whether a Defined Contribution Plan was in existence for such Limitation Year) (i) the Defined Contribution Dollar Limitation (determined for this purpose without regard to the provisions of Code section 415(c)(6)) effective for the Limitation Year multiplied by 125%, or (ii) 35% of the Participant's Includable Compensation for such Limitation Year.

               (l) "DEFINED CONTRIBUTION PLAN" means a Qualified Plan described in Code section 414(i).

               (m) "FAMILY MEMBER" means, with respect to an Employee, the Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

               (n) "HIGHLY COMPENSATED EMPLOYEE" means, for a particular Plan Year, any Employee who (i) during the current or the preceding Plan year, was at any time a 5-percent owner (within the meaning of Code section 416(i)(1)), or (ii) for the preceding Plan Year received Compensation from a Controlled Group Member in excess of $80,000 (as adjusted pursuant to Code section 415(d)). A Highly Compensated Employee also includes a former Employee whose termination of employment occurred prior to the Plan year and who was a Highly Compensated Employee for the Plan Year in which his termination of employment occurred or for any Plan year ending on or after his 55th birthday.

               (o) "INCLUDABLE COMPENSATION" means the wages paid to an Employee (as defined in Code section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) by the Participating Employers during the Plan Year. Effective for Plan Years beginning on or after January 1, 1998, Includable Compensation also includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under the Plan or under any other employee benefit plan that are not includable in income under Code section 402(a)(8) and any contributions made by the Participating Employers on behalf of an Employee to a cafeteria plan that are not includable in income under Code section 125.

               (p) "LIMITATION YEAR" means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year.

               (q) "MAXIMUM ANNUAL ADDITION" means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Participant's Includable Compensation.

               (r) "NONHIGHLY COMPENSATED EMPLOYEE" means an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

               (s) "PROJECTED ANNUAL BENEFIT" means the annual benefit (as defined in Code section 415(b)(2)) to which a Participant would be entitled under the terms of a Defined Benefit Plan maintained by a Controlled Group Member, assuming that the Participant will continue employment until his normal retirement age under the Defined Benefit Plan (or current age, if later) and that the Participant's Includable Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Defined Benefit Plan will remain constant for all future Limitation Years.

               (t) "WELFARE BENEFIT FUND" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to Section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

          10.3 GENERAL ALLOCATION LIMITATION. The Annual Addition of a Participant for any Limitation Year will not exceed the Maximum Annual Addition. If, except for the application of this Section, the Annual Addition of a Participant for any Limitation Year would exceed the Maximum Annual Addition, the excess Annual Addition attributable to this Plan will not be allocated to the Participant's Account for the Plan Year included in such Limitation Year, but will be subject to the provisions of Section 10.4. The limitations contained in this Article will apply on an aggregate basis to all Defined Contribution Plans and all Defined Benefit Plans (whether or not any of such plans have terminated) established by the Controlled Group Members.

          10.4 EXCESS ALLOCATIONS.

               (a)  PARTICIPANTS COVERED BY ONE DEFINED CONTRIBUTION PLAN.
If the Participant is not covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year and the amount otherwise allocable to his Account would exceed the Maximum Annual Addition, the Participating Employer contributions and forfeitures which would cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be successively allocated in the manner described in Section 4.2 among the Accounts of eligible Participants whose Annual Additions do not exceed the Maximum Annual Addition. If, after such allocations have been made, there remain Participating Employer contributions or forfeitures which cannot be allocated without causing the Annual Addition of a Participant to exceed the Maximum Annual Addition, the forfeitures which cause the Annual Addition to exceed the Maximum Annual Addition and the Participating Employer contributions which result from a reasonable error in estimating the Participant's Includable Compensation or from any other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable under Section 1.415-6(b)(6) of the regulations and which cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be held in a suspense account in the Trust Fund to be carried forward and used in subsequent Limitation Years to reduce Participating Employer contributions to the Plan. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated before any contributions which would constitute Annual Additions will be made to the Plan for that Limitation Year.

               (b) PARTICIPANTS COVERED BY TWO OR MORE DEFINED CONTRIBUTION PLANS. If, in addition to this Plan, the Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year, the following provisions will apply. The Annual Addition which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Participant's accounts under the other Defined Contribution Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Addition with respect to the Participant under the other Defined Contribution Plans and Welfare Benefit Funds maintained by a Controlled Group Member is less than the Maximum Annual Addition and the Participating Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed the Maximum Annual Addition, the amount to be contributed or allocated to the Participant's Account under this Plan will be reduced so that the Annual Addition under all such Defined Contribution Plans and Welfare Benefit Funds for the Limitation Year will equal the Maximum Annual Addition. If the aggregate Annual Addition with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds is equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. An excess Annual Addition will be reduced in the manner described in subsection
(c).

               (c) REDUCTION OF EXCESS ALLOCATIONS. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant's Includable Compensation for the Limitation Year. If a Participant's Annual Addition under this Plan and the other Defined Contribution Plans and Welfare Benefit Funds maintained by Controlled Group Members would result in the Annual Addition exceeding the Maximum Annual Addition for the Limitation Year, the excess amount will be deemed to consist of the Annual Addition last allocated. In making this determination, the Annual Addition attributable to a Welfare Benefit Fund will be deemed to have been allocated first regardless of the actual date of allocation. If an excess amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i) the total excess amount allocated as of such date and (ii) the ratio of the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to the total Annual Addition allocated to the Participant for the Limitation Year as of such date under this and all the other Defined Contribution Plans. Any excess amount attributed to this Plan will be disposed of in the manner described in subsection (a).

          10.5 AGGREGATE BENEFIT LIMITATION.

               (a) LIMITATION REPEALED EFFECTIVE JANUARY 1, 2000. The provisions of subsection (b) below will not apply to any Limitation Year beginning on or after January 1, 2000.

               (b) RULE THROUGH 1999. If a Controlled Group Member maintains, or at any time maintained, one or more Defined Benefit Plans covering any Participant in this Plan, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Limitation Year will equal no more than one (1.0). The provisions of the Defined Benefit Plans will govern the order of reduction of Annual Additions or benefit accruals necessary to meet this limitation. If the provisions of the Defined Benefit Plans are silent, the current Annual Addition under this Plan will be reduced first, and then the rate of accrual under the Defined Benefit Plans will be reduced, if necessary to meet this limitation. If the Defined Contribution Plans taken into account in determining the Participant's Annual Addition under this Article satisfied the requirements of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed in regulations so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0. For purposes of this Section, a Participant's voluntary nondeductible contributions to a Defined Benefit Plan will be treated as being part of a separate Defined Contribution Plan.

          10.6 LIMITATION ON DEFERRAL CONTRIBUTIONS.

               (a) AVERAGE DEFERRAL PERCENTAGE TEST. Notwithstanding any other provision of the Plan, the Average Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) 125% of the Average Deferral Percentage for the preceding Plan Year of Participants who were Nonhighly Compensated Employees in such year; or (ii) the lesser of (A) the Average Deferral Percentage for the preceding Plan Year of Participants who were Nonhighly Compensated Employees in such year, plus two percentage points or (B) 200% of the Average Deferral Percentage for the preceding Plan Year of Participants who were Nonhighly Compensated Employees in such year. The multiple use of the alternative test contained in clause (ii) of this subsection will be restricted as provided in regulations. For purposes of testing Average Deferral Percentages for the 1997 Plan Year, the Average Deferral Percentage test may be applied either on the basis of current year data for Nonhighly Compensated Employees or on the basis of such data for the preceding year.

               (b) SUSPENSION OF DEFERRAL CONTRIBUTIONS. If at any time during a Plan Year the Benefits Committee determines, on the basis of estimates made from information then available, that the limitation described in subsection (a) above will not be met for the Plan Year, the Benefits Committee in its discretion may reduce or suspend the Deferral Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of excess Deferral Contributions that would otherwise be distributed pursuant to subsection (c) below.

               (c) REDUCTION OF EXCESS DEFERRAL CONTRIBUTIONS. If, for any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection (a) above, the dollar amount of excess contributions for each Highly Compensated Employee will be calculated in the manner described in Code section 401(k)(8)(B) and the regulations thereunder, and the excess will be distributed on the basis of the amount of Deferral Contributions for each such Participant until the aggregate amount of excess contributions (and income allocable thereto) has been distributed. The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions will be reduced first by the amount required to cause that Participant's Deferral Contributions to equal the next highest dollar amount, and the process will be repeated until the total amount of excess contributions has been distributed. Upon distribution of the total excess Deferral Contributions in this manner, the Plan will be treated as satisfying the percentage limitations of subsection (a) of this Section. Matching Contributions made with respect to a Participant's excess Deferral Contributions (and any income allocable thereto) will be forfeited and applied as provided in Section 5.4. All distributions under this subsection will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Deferral Contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any Deferral Contributions previously distributed to the Participant for the same Plan Year pursuant to Section 3.1(d).

               (d) DETERMINATION OF EARNINGS AND LOSSES. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Deferral Contributions that are distributed pursuant to subsection (c) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Deferral Contribution Account by a fraction, the numerator of which is the amount of Deferral Contributions to be distributed to the Participant and the denominator of which is the balance of the Participant's Deferral Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund for the period between the end of the Plan Year and the date of such distribution will not be taken into account when determining income allocable to excess contributions.

               (e) DISCRIMINATORY MATCHING CONTRIBUTIONS. If the allocation of Matching Contributions to a Participant's Matching Contribution Account results in a discriminatory matching contribution (as determined under Code sections 401(a)(4) or 401(m) and the regulations thereunder) for such Participant because the Matching Contribution relates to a Deferral Contribution that exceeds the limitations described in Section 3.1(d) or this
Section 10.6, or because of any other reason, and such discriminatory Matching Contribution cannot be distributed as an excess Matching Contribution pursuant to Section 10.7, such discriminatory Matching Contribution, or the portion thereof that results in prohibited discrimination, will be forfeited notwithstanding any other provision of the Plan to the contrary.

          10.7 LIMITATION ON MATCHING CONTRIBUTIONS.

               (a) AVERAGE CONTRIBUTION PERCENTAGE TEST. Notwithstanding any other provision of the Plan, the Average Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees will not exceed the greater of: (i) 125% of the Average Contribution Percentage for the preceding Plan Year of Participants who were Nonhighly Compensated Employees in such year; or (ii) the lesser of (A) the Average Contribution Percentage Test for the preceding Plan Year of Participants who were Nonhighly Compensated Employees in such Year, plus two percentage points or
(B) 200% of the Average Contribution Percentage for the preceding Plan Year of Participants who were Nonhighly Compensated Employees in such year. The multiple use of the alternative test contained in clause (ii) of this subsection will be restricted as provided in regulations. For purposes of testing Average Contribution Percentages for the 1997 Plan Year, the Average Contribution Percentage test may be applied either on the basis of current year data for Nonhighly Compensated Employees or on the basis of such data for the preceding year.

               (b) REDUCTION OF EXCESS MATCHING CONTRIBUTIONS. If, for any Plan Year, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in subsection
(a) above, the dollar amount of excess Matching Contributions for each Highly Compensated Employee will be calculated in the manner described in Code section 401(m)(6)(B) and the regulations thereunder, and the excess (and income allocable thereto) will be forfeited (if forfeitable), or (if not forfeitable) will be distributed to the Highly Compensated Employees on the basis of the amount of excess Matching Contributions for each such Participant until the aggregate amount of such excess contributions and allocable income has been distributed. The excess Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions will be reduced first by the amount required to cause that Participant's Matching Contributions to equal the next highest dollar amount, and the process will be repeated until the total amount of excess Matching Contributions has been distributed. Upon distribution of the total excess Matching Contributions in this manner, the Plan will be treated as satisfying the percentage limitations of subsection (a) of this Section. All distributions of excess Matching Contributions under this subsection (and income allocable thereto) will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The determination of excess Matching Contributions under this Section will be made after first determining excess Deferral Contributions under Section 3.1(d) and Section 10.6.

               (c) DETERMINATION OF EARNINGS AND LOSSES. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant's Matching Contributions that are forfeited or distributed pursuant to Section 10.6 or subsection (b) above will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant's Matching Contribution Account by a fraction, the numerator of which is the amount of Matching Contributions to be distributed and the denominator of which is the balance of the Participant's Matching Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund for the period between the end of the Plan Year and the date of such distribution will not be taken into account when determining income allocable to excess contributions.

          10.8 AGGREGATION RULES.

               (a) CODE SECTION 415. For purposes of the allocation limitations under Code section 415 set forth in this Article, (i) all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan, and (ii) Controlled Group Members will be determined in accordance with the 50% control rule of Code section 415(h).

               (b) CODE SECTION 401(k). For purposes of the limitation on Deferral Contributions set forth in this Article, the Average Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any Controlled Group Member will be determined as if all such deferral contributions were made under a single arrangement (unless such plans or arrangements may not be permissively aggregated under applicable regulations). Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code section 410(b) (other than for purposes of the average benefits percentage test) will be treated as a single plan for such purposes.

               (c) CODE SECTION 401(m). The Contribution Percentage of a Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to make voluntary Employee contributions or receive deferral contributions or matching employer contributions allocated to his account under two or more Defined Contribution Plans maintained by the Company or a Controlled Group Member will be determined as if all such contributions were made to a single plan (unless such plans may not be permissively aggregated under applicable regulations). Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code section 410(b) (other than for purposes of the average benefits percentage test) will be treated as a single plan for such purposes.

                                      ARTICLE 11

                           RESTRICTIONS ON DISTRIBUTIONS TO
                            PARTICIPANTS AND BENEFICIARIES


          11.1 PRIORITY OVER OTHER DISTRIBUTION PROVISIONS. The provisions set forth in this Article will supersede any conflicting provisions of Article 6 or
Article 7.

          11.2 GENERAL RESTRICTIONS.

               (a) DISTRIBUTIONS PRIOR TO A SEPARATION FROM SERVICE. Except for distributions permitted under Sections 6.2 and 6.3, a Participant's interest in the Plan will not be distributed before the Participant's separation from service, Disability or death unless: (i) the Plan is terminated without the establishment or maintenance by the Participating Employers of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) (ii) a Participating Employer that is a corporation disposes of all or substantially all of the assets used by the Participating Employer in a trade or business to a person other than a Controlled Group Member but only if the Participant continues employment with the acquiring employer; or
(iii) a Participating Employer that is a corporation disposes of its interest in a subsidiary to a person other than a Controlled Group Member but only if the Participant continues employment with the subsidiary. An event will not be treated as described in clause (ii) or (iii) above unless the Participating Employer continues to maintain the Plan after the disposition.

               (b) LUMP SUM DISTRIBUTION REQUIRED. An event described in subparagraph (a) that would otherwise permit distribution of a Participant's interest in the Plan will not be treated as described in subparagraph (a) unless the Participant receives a lump sum distribution by reason of the event. A lump sum distribution for this purpose will be a distribution described in Code section 402(e)(4), without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof.

          11.3 RESTRICTIONS ON COMMENCEMENT OF DISTRIBUTIONS. The provisions of this Section will apply to restrict the Benefits Committee's ability to delay the commencement of distributions. Unless a Participant elects otherwise in writing, distribution of the Participant's vested interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65,
(ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

          11.4 RESTRICTIONS ON DELAY OF DISTRIBUTIONS. To the extent required under Code section 401(a)(9), the entire vested and nonforfeitable interest of a Participant who is a 5% owner (as defined in Code section 416) will be distributed in a lump sum not later than April 1 following the calendar year in which he attains age 70-1/2 unless the Participant makes a withdrawal under
Article 6 that is sufficient to satisfy the minimum distribution requirements of Code section 401(a)(9) and the regulations thereunder. On or before December 31 of such calendar year and of each succeeding calendar year, distribution of the entire amount of any additional balances in the Participant's Accounts (determined as of the latest Valuation Date prior to the date of distribution) will be made in a lump sum unless the Participant makes a withdrawal under Article 6 that is sufficient to satisfy the minimum distribution requirements of Code section 401(a)(9) and the regulations thereunder.

          11.5 LIMITATION TO ASSURE BENEFITS PAYABLE TO BENEFICIARIES ARE INCIDENTAL. In the event that any payments under this Plan are to be made to someone other than the Participant or jointly to the Participant and his spouse or other payee, such payments must conform to the "incidental benefit" rules of Code section 401(a)(9)(G) and the regulations thereunder.

          11.6 RESTRICTIONS IN THE EVENT OF DEATH. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary's ability to delay distributions. Upon a Participant's death, the remaining portion of his benefit will be distributed in a lump sum in accordance with Article 6.

          11.7 COMPLIANCE WITH REGULATIONS. Distributions under the Plan to Participants or Beneficiaries will be made in accordance with the regulations issued under Code section 401(a)(9).

          11.8 DELAYED PAYMENTS. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Benefits Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

                                      ARTICLE 12

                                 TOP-HEAVY PROVISIONS


          12.1 PRIORITY OVER OTHER PLAN PROVISIONS. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

          12.2 DEFINITIONS USED IN THIS ARTICLE. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

               (a) "DEFINED BENEFIT DOLLAR LIMITATION" means the limitation described in Section 10.2(g).

               (b)  "DEFINED BENEFIT PLAN" means the Qualified Plan described in
Section 10.2(i).

               (c) "DEFINED CONTRIBUTION DOLLAR LIMITATION" means the limitation described in Section 10.2(j).

               (d) "DEFINED CONTRIBUTION PLAN" means the Qualified Plan described in Section 10.2(l).

               (e) "DETERMINATION DATE" means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

               (f) "DETERMINATION PERIOD" means the Plan Year containing the Determination Date and the four preceding Plan Years.

               (g) "INCLUDABLE COMPENSATION" means the compensation described in Section 10.2(o).

               (h) "KEY EMPLOYEE" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable Compensation (modified as described below) exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code section 318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar Limitation, (iii) a 5-percent owner of a Controlled Group Member, or
(iv) a 1-percent owner of a Controlled Group Member who has annual Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i). For purposes of this subsection only, Includable Compensation will include salary reduction contributions pursuant to a cash or deferred arrangement under Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125.

               (i) "MINIMUM ALLOCATION" means the allocation described in the first sentence of Section 12.3(a).

               (j) "PERMISSIVE AGGREGATION GROUP" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

               (k) "PRESENT VALUE" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

               (l) "REQUIRED AGGREGATION GROUP" means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

               (m) "TOP-HEAVY PLAN" means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

               (n) "TOP-HEAVY RATIO" means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this subsection.

               (o) "TOP-HEAVY VALUATION DATE" means the last day of each Plan Year.

          12.3 MINIMUM ALLOCATION.

               (a) CALCULATION OF MINIMUM ALLOCATION. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of Participating Employer contributions (including Deferral Contributions) and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Deferral Contributions made on behalf of Participants who are not Key Employees will not be treated as Participating Employer contributions for purposes of the Minimum Allocation in Plan Years beginning after December 31, 1988. Matching Contributions that are allocated to Participants who are not Key Employees and that are taken into account in determining a Participant's Deferral Percentage or Contribution Percentage for a Plan Year beginning after December 31, 1988 will not be treated as Participating Employer contributions for such Plan Year for purposes of the Minimum Allocation. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

               (b) LIMITATION ON MINIMUM ALLOCATION. No Minimum Allocation will be provided pursuant to subsection (a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

               (c) MINIMUM ALLOCATION WHEN PARTICIPANT IS COVERED BY ANOTHER QUALIFIED PLAN. If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of subsection (a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that

Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan then the provisions of subsection (a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of "5%" in each place that "3%" occurs therein.

               (d) NONFORFEITABILITY. The Participant's Minimum Allocation, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

          12.4 MODIFICATION OF AGGREGATE BENEFIT LIMIT.

               (a) MODIFICATION. Subject to the provisions of subsection (b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Article 10 will be modified by substituting "100%" for "125%" in Sections 10.2(h) and (k).

               (b) EXCEPTION. The modification of the aggregate benefit limit described in subsection (a) will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of Section 12.3(a) are met when such requirements are applied with the substitution of "4%" for "3%"; (ii) the Minimum Allocation requirements of Section 12.3(c) are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or
(iii) Employees who are not Key Employees have an accrued benefit of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation multiplied by their Years of Service in the which the Plan is a Top-Heavy Plan (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

          12.5 MINIMUM VESTING.

               (a) REQUIRED VESTING. For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in subsection (b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the vesting provisions of Article 5. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in subsection (b) to the regular schedule set forth in Article 5 will be treated as an amendment subject to Section 14.1(iii). However, this subsection does not apply to the Account balances of any Employee who does not have an Hour of

Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Account balances will be determined without regard to this Section.

               (b)  MINIMUM VESTING SCHEDULE.

                                             PERCENTAGE VESTED
          YEARS OF SERVICE                   AND NONFORFEITABLE
          ----------------                   ------------------
          Less than 3                                 0
          3 or more                                 100

                                      ARTICLE 13

                     ADOPTION OF PLAN BY CONTROLLED GROUP MEMBERS


          13.1 ADOPTION PROCEDURE. Any Controlled Group Member may become a Participating Employer under the Plan provided that (i) the Board approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as a Participating Employer; (ii) the Controlled Group Member adopts the Plan and Trust Agreement together with all amendments then in effect by appropriate resolutions of the board of directors of the Controlled Group Member; and (iii) the Controlled Group Member by appropriate resolutions of its board of directors agrees to be bound by any other terms and conditions which may be required by the Board, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

          13.2 EFFECT OF ADOPTION BY CONTROLLED GROUP MEMBER. A Controlled Group Member that adopts the Plan pursuant to this Article will be deemed to be a Participating Employer for all purposes hereunder, unless otherwise specified in the resolutions of the Board designating the Controlled Group Member as a Participating Employer. In addition, the Board may provide, in its discretion and by appropriate resolutions, that the Employees of the Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances, provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

                                      ARTICLE 14

                                AMENDMENT OF THE PLAN


          14.1 RIGHT OF COMPANY TO AMEND PLAN.

               (a) IN GENERAL. The Company reserves the right to the Board to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service (including Years of Service disregarded pursuant to the reemployment provisions (if any) of
Article 5) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and
(iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.

               (b) AMENDMENTS BY BENEFITS COMMITTEE. Subject to the limitations set forth in subsection (a), the Benefits Committee also has the authority without further action by the Board to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided, however, that any amendment which would substantially increase the cost of the Plan to the Company will not be effective unless and until such amendment has been approved by the Board.

               (c) COMPLIANCE AMENDMENTS. Notwithstanding the provisions of subsection (a), the Benefits Committee has the authority without further action by the Board to adopt any amendments to the Plan and the Trust Agreement that are of an administrative or technical nature or that the Benefits Committee deems to be necessary, appropriate or desirable to obtain or maintain the qualification of the Plan and the tax-exempt status of the Trust Fund under the Code or to comply with any requirement of ERISA.

          14.2 AMENDMENT PROCEDURE. Any amendment to the Plan will be made only pursuant to action of the Board or, where the amendment may be adopted by the Benefits Committee, by action of the Benefits Committee. A copy of the resolutions adopting any amendment and a copy of the executed amendment will be delivered to the Benefits Committee and to the Company. Upon such action by the Board or the Benefits Committee, as the case may be, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such action of the Board or Benefits Committee.

          14.3 EFFECT ON PARTICIPATING EMPLOYERS. Unless an amendment expressly provides otherwise, all Participating Employers will be bound by any amendment to the Plan.

                                      ARTICLE 15

                         TERMINATION, PARTIAL TERMINATION AND
                       COMPLETE DISCONTINUANCE OF CONTRIBUTIONS


          15.1 CONTINUANCE OF PLAN. The Participating Employers expect to continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, to terminate the Plan or to completely discontinue contributions thereto at any time. In addition, subject to remaining provisions of this Article, any Participating Employer at any time may discontinue its participation in the Plan with respect to its Employees.

          15.2 COMPLETE VESTING. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan by the Participating Employers, the amounts allocated or to be allocated to the Accounts of all affected Participants will become 100% vested and nonforfeitable without regard to their Years of Service. For purposes of this Section, a Participant who has terminated employment and is not again an Employee at the time the Plan is terminated or there is a complete discontinuance of Participating Employer contributions will not be an affected Participant entitled to full vesting if the Participant had no vested interest in his Account balance attributable to Participating Employer contributions at his termination of employment. In the event of a partial termination of the Plan, the amounts allocable to the Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will become 100% vested and nonforfeitable without regard to their Years of Service.

          15.3 DISPOSITION OF THE TRUST FUND. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Benefits Committee will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (ii) to distribute the assets remaining in the Trust Fund, unless distribution is prohibited by Section 11.2. If the Trust Fund is to be distributed, the Benefits Committee will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date. The Trustee will distribute to each Participant the amount credited to his Account as of the date of completion of the Trust Fund termination.

          15.4 WITHDRAWAL BY A PARTICIPATING EMPLOYER. A Participating Employer may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Employer withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the board of directors of the Participating Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Retirement Benefits Committee as soon as it is administratively feasible to do so, and the Retirement Benefits Committee will communicate such action to the Trustee and to the Employees of the Participating Employer.

                                      ARTICLE 16

                                    MISCELLANEOUS


          16.1 REVERSION PROHIBITED.

               (a) GENERAL RULE. Except as provided in subsections (b), (c) and (d), it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

               (b) DISALLOWED CONTRIBUTIONS. Each contribution of the Participating Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of a Participating Employer's contribution is disallowed as a deduction under Code section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Benefits Committee) within one year after the disallowance.

               (c) MISTAKEN CONTRIBUTIONS. If a contribution is made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Benefits Committee) within one year after the mistaken contribution was made.

               (d) FAILURE TO QUALIFY. In the event the Internal Revenue Service determines that the Plan and the Trust Agreement, as amended by amendment acceptable to the Company, initially fail to constitute a qualified plan and establish a tax-exempt trust under the Code, then notwithstanding any other provisions of the Plan or the Trust Agreement, the contributions made by the Participating Employers prior to the date of such determination will be returned to the Participating Employers within one year after such determination and the Plan and Trust Agreement will terminate, but only if the application for determination is made within the time prescribed by law for filing the Company's income tax return for the taxable year in which the Plan and the Trust Agreement were adopted, or such later date as the Secretary of the Treasury may prescribe.

          16.2 BONDING, INSURANCE AND INDEMNITY.

               (a) BONDING. To the extent required under ERISA, the Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each member of the Benefits Committee and the Investment Committee and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

               (b) INSURANCE. The Participating Employers, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the members of the Committees, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

               (c) INDEMNITY. If the Participating Employers do not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b), or if such insurance is provided but any of the parties referred to in subsection (b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

          16.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

          16.4 SPENDTHRIFT CLAUSE. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section will not apply to a "qualified domestic relations order". A "qualified domestic relations order" means a judgment, decree or order made pursuant to a state domestic relations law which satisfies the requirements of Code section 414(p). Payment to an alternate payee pursuant to a qualified domestic relations order may be made in an immediate lump sum payment without regard to the age or employment status of the Participant to whom the order relates.

          16.5 RIGHTS OF PARTICIPANTS. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

          16.6 GENDER, TENSE AND HEADINGS. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

          16.7 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE PLAN MAY BE SUBJECT TO THE PROVISIONS OF ERISA, THE PLAN WILL BE CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EXCEPT AS OTHERWISE REQUIRED BY ERISA, EVERY RIGHT OF ACTION BY AN EMPLOYEE (OR THE EMPLOYEE'S BENEFICIARY) WITH RESPECT TO THE PLAN WILL BE BARRED AFTER THE EXPIRATION OF THREE YEARS FROM THE DATE OF TERMINATION OF THE EMPLOYEE'S EMPLOYMENT OR THE DATE OF RECEIPT OF THE NOTICE OF DENIAL OF A CLAIM FOR BENEFITS, IF EARLIER. IN THE EVENT ERISA'S LIMITATION ON LEGAL ACTION DOES NOT APPLY, THE LAWS OF THE STATE OF TEXAS WITH RESPECT TO THE LIMITATIONS OF LEGAL ACTIONS WILL APPLY AND THE CAUSE OF ACTION MUST BE BROUGHT NO LATER THAN FOUR YEARS AFTER THE DATE THE ACTION ACCRUES.

          Executed this 4th day of March, 1998.

                                       TRAMMELL CROW COMPANY, a
                                       Texas corporation


                                       By: TRAMMELL CROW COMPANY
                                           BENEFITS COMMITTEE



                                           By /s/ Diane Tucker
                                             ---------------------------------

                                      APPENDIX A

                               PARTICIPATING EMPLOYERS


                               TRAMMELL CROW COMPANY,
                                A TEXAS CORPORATION